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                                    EXHIBIT 2.4(b)

                REGISTRATION RIGHTS AGREEMENT DATED SEPTEMBER 3, 1996
  BETWEEN SITEL CORPORATION AND CERTAIN STOCKHOLDERS OF SITEL (CONFORMED COPY)

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                                                                  CONFORMED COPY



                            REGISTRATION RIGHTS AGREEMENT


         REGISTRATION RIGHTS AGREEMENT dated as of September 3, 1996 among
SITEL Corporation, a Minnesota corporation ("SITEL") and certain stockholders of SITEL listed on the signature pages hereto (each, a "SELLER").

                                 W I T N E S S E T H:

         WHEREAS, SITEL and Sellers have entered into a Share Purchase
Agreement dated June 6, 1996 (as amended, the "SHARE PURCHASE AGREEMENT"), pursuant to which SITEL has agreed to purchase, and Sellers have agreed to sell, 100% of the ordinary shares of Mitre plc (the "SALE"); and

         WHEREAS, the consideration to be paid to Sellers in the Sale consists of 9,170,553 shares of SITEL's common stock, $0.001 par value (the "COMMON STOCK").

         NOW, THEREFORE, the parties hereto agree as follows:


                                      ARTICLE I
                                     DEFINITIONS

         1.1. DEFINITIONS. (a) Capitalized terms used but not separately defined herein shall have the meanings assigned to such terms in the Share Purchase Agreement.

         (b)  The following terms, as used herein, have the following meanings:

         "DEMAND REGISTRATION" means a Demand Registration as defined in
Section 2.1.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

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         "INDEMNIFIED PARTY" has the meaning set forth in Section 4.3.

         "INDEMNIFYING PARTY" has the meaning set forth in Section 4.3.

         "PERMITTED TRANSFEREE" means with respect to any Shareholder (A) any general or limited partner or shareholder of such Shareholder, and any corporation, partnership or other entity that is an Affiliate of such Shareholder (collectively, "SHAREHOLDER AFFILIATES"), (B) any spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of any of any Shareholder and (C) any trust, the beneficiaries of which, or any corporation, limited liability company or partnership, stockholders, members or general or limited partners of which include only such Shareholder or Shareholder Associates, or (E) any institution qualified as tax-exempt under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended; PROVIDED that no Person shall be a Permitted Transferee unless
(i) such Person shall have agreed in writing to be bound by the terms of this Agreement, (ii) the transferor shall have transferred to such Person Registrable Securities and (iii) the transfer to such Permitted Transferee of Registrable Securities is not in violation of applicable federal or state securities laws.

         "PIGGYBACK REGISTRATION" means a Piggyback Registration as defined in
Section 2.2.

         "REGISTRABLE SECURITIES" means, with respect to any Shareholder, the shares of the Common Stock acquired by such Shareholder or its Affiliates pursuant to the Share Purchase Agreement, and any securities into which such securities may be subdivided, split, combined, consolidated, merged or reclassified until (i) such securities shall have been sold pursuant to a registration statement with respect to the sale by such Shareholder of such securities which shall have become effective under the Securities Act, (ii) such securities shall be eligible for distribution to the public under Rule 144 (or any successor provision) under the Securities Act without regard to volume limitations, (iii) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by SITEL and, in the written opinion of counsel to SITEL, subsequent disposition of such securities shall not require registration or qualification of them under the Securities Act or (iv) such securities shall cease to be outstanding.

         "SEC" means the Securities and Exchange Commission.

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute then in effect, and a reference to a particular section thereof shall be deemed to include a reference to the comparable section, if any, of any such similar federal statute.

         "SHAREHOLDER" means any Seller or any Permitted Transferee.


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         "UNDERWRITER" means a securities dealer who purchases any Registrable
Securities as principal and not as part of such dealer's market-making activities.


                                      ARTICLE II
                                 REGISTRATION RIGHTS

         2.1. DEMAND REGISTRATION. (a) If SITEL shall receive a written request by one or more of the Shareholders (each, a "REQUESTING SHAREHOLDER") that SITEL effect the registration under the Securities Act of all or part of such Shareholder's Registrable Securities and specifying the intended method of disposition thereof, at any time following the date six months after the Completion Date, then SITEL shall promptly give written notice of such requested registration (a "DEMAND REGISTRATION") at least 30 days prior to the anticipated filing date of the registration statement relating to such Demand Registration to the other Shareholders and thereupon will use its best efforts to effect, as expeditiously as possible, the registration, subject to the limitations set forth in Section 2.4 hereof, under the Securities Act of the Registrable Securities which SITEL has been so requested to register by the Requesting Shareholders, then held by the Requesting Shareholders, and all other Registrable Securities which any other Shareholder (all such Shareholders, together with the Requesting Shareholders, the "SELLING SHAREHOLDERS") has requested SITEL to register by written request received by SITEL within 15 days after the receipt by Selling Shareholders of such written notice given by SITEL, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered; PROVIDED that SITEL shall not be obligated to effect more than one such Demand Registration, and PROVIDED FURTHER that SITEL shall not be obligated to effect a Demand Registration unless the aggregate number of Registrable Securities requested to be included in such Demand Registration shall equal at least the Minimum Number of Shares, as defined in the succeeding sentence. For purposes of a Demand Registration, the "Minimum Number of Shares" means (i) until the date 12 months after the Completion Date, 1,000,000 shares of Common Stock; and (ii) from the date 12 months after the Completion Date until the date 24 months after the Completion Date, 1,000,000 shares of Common Stock, EXCEPT that the Minimum Number of Shares shall be 500,000 shares of Common Stock in the event that, in the first 12 months following the Completion Date, no opportunity for a Piggyback Registration has occurred in which at least 500,000 shares of Common Stock of Sellers are sold, UNLESS the failure to sell at least 500,000 shares of Common Stock results from the failure of the Shareholders to request that shares be included in such offering. SITEL shall not be obligated to effect a Demand Registration within 180 days after the effective date of any Piggyback Registration.


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         Promptly after the expiration of the 15-day period referred to in
Section 2.1(a) hereof, SITEL will notify all the Selling Shareholders to be included in the Demand Registration of the other Selling Shareholders and the number of shares of Registrable Securities requested to be included therein.
The Selling Shareholders requesting a registration under this Section 2.1(a) may, at any time prior to the effective date of the registration statement relating to such registration, revoke such request, without liability to any of the other Selling Shareholders, by providing a written notice to SITEL revoking such request, in which case, if as a result of such revocation, the offering does not proceed, such request, so revoked, shall be considered a Demand Registration unless (i) such revocation arose out of the fault of SITEL, or (ii) unless the participating Shareholders reimburse SITEL for all costs incurred by SITEL in connection with such registration, in either of which cases such request shall not be considered a Demand Registration.

         (b) The offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. SITEL shall select the managing Underwriter(s) and any additional underwriters, syndicate members and firms to be used in connection with such an underwritten offering; PROVIDED that such managing Underwriter(s) shall be reasonably satisfactory to the holders of a majority of the Registrable Securities requested to be included in such offering.

         (c) Upon written notice to each Selling Shareholder, SITEL may postpone effecting a registration pursuant to this Section 2.1 on one occasion during any period of six consecutive months for a reasonable time specified in the notice but not exceeding 90 days (which period may not be extended or renewed), if (1) an investment banking firm of recognized national standing shall advise SITEL and the Selling Shareholders in writing that effecting the registration would materially and adversely affect an offering of securities of SITEL the preparation of which had then been commenced or (2) SITEL is in possession of material non-public information the disclosure of which during the period specified in such notice SITEL believes would not be in the best interests of SITEL.

         (d) SITEL shall not sell in a public offering Common Stock for a 90-day period following the effective date of the Demand Registration.

         (e) In the event that an offering of Registrable Securities pursuant to a request for Demand Registration results in the sale of 250,000 or fewer shares of Common Stock, such request shall not be considered a Demand Registration, and the Shareholders shall retain the right to request a Demand Registration subject to the Minimum Number of Shares requirement set forth in
Section 2.1(a) hereof, EXCEPT that SITEL shall not be obligated to effect such Demand Registration within 6 months of the effective date of the offering of Registrable Securities pursuant to the initial request for Demand Registration.


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         2.2.  PIGGYBACK REGISTRATION.  If SITEL proposes to file a registration statement under the Securities Act with respect to an offering of Common Stock (i) for SITEL's own account (other than a registration (x) on Form S-4 or S-8 (or any substitute form that may be adopted by the SEC) or (y) relating to securities issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of SITEL) or (ii) for the account of any stockholder of SITEL, then SITEL shall give written notice of such proposed filing, to each of the Shareholders as soon as practicable (but in no event less than 10 days before the anticipated filing date of such registration statement), and such notice shall offer each Shareholder the opportunity to include in such registration statement such number of shares of Registrable Securities as such Shareholder may request (a "PIGGYBACK REGISTRATION"). Upon the written request made within 10 days after the receipt of notice from SITEL (which request shall specify the number of Registrable Securities intended to be disposed of by Shareholders), SITEL will use its reasonable efforts to effect the registration under the Securities Act of all such Registrable Securities (subject to the limitations set forth in Section 2.4 hereof); PROVIDED that, (i) if such registration involves an underwritten public offering, all such Shareholders requesting to be included in SITEL's registration must sell their Registrable Securities to the underwriters on the same terms and conditions as apply to SITEL or the stockholder, as applicable, and (ii) at any time after giving written notice of its intention to register any securities pursuant to this Section 2.2 and prior to the effective date of the registration statement filed in connection with such registration, SITEL shall determine for any reason not to register such stock, SITEL shall give written notice to Shareholders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration. No registration effected under this Section 2.2 shall relieve SITEL of its obligations to effect a Demand Registration to the extent required by Section 2.1.

         2.3. REDUCTION OF OFFERING. Notwithstanding anything contained herein, if the managing Underwriter of an offering described in Section 2.1 or
2.2 delivers a written opinion to SITEL that the size of the offering that Shareholders, SITEL and any other Persons intend to make are such as to be likely to have a material adverse effect on the success of the offering, then the amount of Registrable Securities to be offered for the account of the Shareholders shall be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing Underwriter (allocated, if necessary, pro rata among the Shareholders on the basis of the relative number of Registrable Securities requested by the Shareholders to be included in such registration); PROVIDED that (x) in the case of a Demand Registration, the amount of Registrable Securities to be offered for the account of the Shareholders shall be reduced only after the amount of securities to be offered for the account of SITEL has been reduced to zero and
(y) in the case of a Piggyback Registration, the amount of such Registrable Securities intended to be offered for the account of the Shareholders shall be reduced (allocated, if necessary, pro rata among the Shareholders and such other Persons participating in such registration on the basis of the relative number of Registrable Securities and common stock requested by the Shareholders and such other Persons, respectively, to be included in such registration) to zero, if necessary, before the amount of securities offered for the account of SITEL is reduced, PROVIDED that the amount of securities to be offered for the account of any other Person in such offering shall have been reduced, to zero, if necessary, prior to any reduction in the amount of Registrable Securities to be offered for the account of the Shareholders.

         2.4. MAXIMUM NUMBER OF SHARES REGISTERED. Notwithstanding any other provision of this Agreement, but subject to Section 2.5, SITEL shall not be required to effect a registration, on behalf of any Shareholder, for a number shares of Registrable Securities in excess of 30% of Registrable Securities beneficially owned by such Shareholder as of the Completion Date (the "CAP"). For the purpose of calculating the Cap with respect to any Shareholder, the number of shares of Registrable Securities sold by such Shareholder in all Demand Registration and Piggyback Registrations shall be aggregated.

         2.5. FURTHER REGISTRATIONS. If, following the date on which the Registrable Securities cease to be "Registrable Securities" but prior to the fifth anniversary of the Completion Date, SITEL shall offer any of its executive officers the opportunity to include any of the shares of Common Stock owned by such executive officers in any registration statement proposed to be filed by SITEL (other than registrations of the types described in clauses (x) and (z) of the first parenthetical clause of Section 2.2), then SITEL shall also offer each of the Shareholders the opportunity to include any shares of Common Stock then beneficially owned by such Shareholder in any such registration statement on the same terms and conditions offered by SITEL to any such executive officers.


                                     ARTICLE III
                               REGISTRATION PROCEDURES

         3.1. FILINGS; INFORMATION. Whenever any Shareholder requests that any Registrable Securities be registered pursuant to Section 2.1 or 2.2 hereof, SITEL will, subject to the provisions of Article II, use its reasonable best efforts to effect the registration and sale of such Registrable Securities as promptly as is practicable, and in connection with any such request:

         (a) SITEL will as expeditiously as possible prepare and file with the SEC a registration statement on any form for which SITEL then qualifies and which counsel for SITEL shall deem appropriate and available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its reasonable efforts to cause such filed registration statement to become and remain effective for a period of


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    not less than 120 days (or such shorter period in which all of the
    Registrable Securities of the Shareholders included in such registration statement shall have actually been sold thereunder).

         (b) SITEL will, if requested, prior to filing such registration statement or any amendment or supplement thereto, furnish to each Shareholder and each managing Underwriter, if any, copies thereof, and thereafter furnish to each Shareholder and each such Underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the prospectus included in such registration statement (including each preliminary prospectus) as such Shareholder or each such Underwriter may reasonably request in order to facilitate the sale of the Registrable Securities owned by such Shareholder.

         (c) After the filing of the registration statement, SITEL will promptly notify each Shareholder of any stop order issued or, to SITEL's knowledge, threatened to be issued by the SEC and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

         (d) SITEL will endeavor to register or qualify the Registrable Securities for offer and sale under such other securities or blue sky laws of such jurisdictions in the United States as any Shareholder reasonably requests; PROVIDED that SITEL will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction.

         (e) SITEL will as promptly as is practicable notify each Shareholder, at any time when a prospectus relating to the sale of the Registrable Securities is required by law to be delivered in connection with sales by an Underwriter or dealer, of the occurrence of any event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and promptly make available to each Shareholder and to the Underwriters any and file with the SEC such supplement or amendment. Each Shareholder agrees that, upon receipt of any notice from SITEL of the occurrence of any event of the kind described in the preceding sentence, such Shareholder will forthwith discontinue the offer and sale of Registrable Securities pursuant to the registration statement covering such Registrable Securities until receipt by such Shareholder and the Underwriters of the copies of such supplemented or


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    amended prospectus and, if so directed by SITEL, each Shareholder will deliver to SITEL all copies, other than permanent file copies then in such Shareholder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event SITEL shall give such notice, SITEL shall extend the period during which such registration statement shall be maintained effective as provided in
    Section 3.1(a) hereof by the number of days during the period from and including the date of the giving of such notice to the date when SITEL shall make available to each Shareholder such supplemented or amended prospectus.

         (f) SITEL will enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the sale of such Registrable Securities.

         (g) SITEL will furnish to each Shareholder and to each Underwriter a signed counterpart, addressed to such Shareholder or such Underwriter, of
    (i) an opinion or opinions of counsel to SITEL and (ii) a comfort letter or comfort letters from SITEL's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the majority of such Shareholders or the managing Underwriter reasonably requests.

         (h) SITEL will make generally available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of 12 months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the SEC thereunder.

         (i) SITEL will use its reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by SITEL are then listed.

         SITEL may require any Shareholder promptly to furnish in writing to SITEL such information regarding such Shareholder, the plan of distribution of the Registrable Securities and other information as SITEL may from time to time reasonably request or as may be legally required in connection with such registration.

         3.2. REGISTRATION EXPENSES. In connection with any Demand Registration or any Piggyback Registration, SITEL shall pay, the following expenses incurred in connection with such registration: (i) registration and filing fees, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the


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Registrable Securities), (iii) printing expenses, (iv) fees and expenses incurred in connection with the listing of the Registrable Securities, (v) reasonable fees and expenses of counsel and customary fees and expenses for independent certified public accountants for SITEL (including the expenses of any comfort letters pursuant to Section 3.1(g)), (vi) the reasonable fees and expenses of any additional experts retained by SITEL in connection with such registration. Each of the Shareholders shall pay, in connection with any Demand Registration or Piggyback Registration, any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities and any out-of-pocket expenses of such Shareholder, including each such Shareholder's counsel's fees and expenses, and in connection with any Demand Registration, fees and expenses of underwriters' counsel to the extent not paid for by underwriters.

         3.3. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Person may participate in any underwritten registered offering contemplated hereunder unless such Person (a) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and this Agreement.

         3.4. HOLDBACK AGREEMENTS. Each Shareholder agrees not to offer, sell, contract to sell or otherwise dispose of any Registrable Securities, or any securities convertible into or exchangeable or exercisable for such securities, during the 14 days prior to, and during the 180-day period beginning on, the effective date of such registration statement, other than the Registrable Securities to be sold pursuant to such registration statement.

         3.5. ADDITIONAL RESTRICTIONS ON SALE. Each Shareholder agrees not to offer, sell, contract to sell or otherwise dispose of any Registrable Securities, or any securities convertible into or exchangeable or exercisable for such securities, prior to the public release of the results of the first 30 days of combined operations of SITEL and Mitre plc.

         3.6. RULE 144. SITEL covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as any Shareholder may reasonably request to the extent required from time to time to enable such Shareholder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Shareholder, SITEL will deliver to such Shareholder a written statement as to whether it has complied with such requirements.


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                                      ARTICLE IV
                           INDEMNIFICATION AND CONTRIBUTION

         4.1. INDEMNIFICATION BY SITEL. SITEL agrees to indemnify and hold harmless each Shareholder and each Person, if any, who controls such Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if SITEL shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission made in strict conformity with information furnished in writing to SITEL by or on behalf of such Shareholder expressly for use therein; PROVIDED that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of Shareholders if a copy of the most current prospectus or amendment or supplement to the prospectus at the time of the delivery of the Registrable Securities was not provided by the Shareholder to the Person asserting such loss, claim, damage, liability or expense and such current prospectus or amendment or supplement to the prospectus would have cured the defect giving rise to such loss, claim, damage or liability. SITEL also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each person who controls such Underwriters on substantially the same basis as that of the indemnification of Shareholders provided in this Section 4.1.

         4.2. INDEMNIFICATION BY SHAREHOLDERS. Each Shareholder agrees, severally and not jointly, to indemnify and hold harmless SITEL, its officers, directors and agents, and each Person, if any, who controls SITEL within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from SITEL to such Shareholder, but only with respect to information furnished in writing by such Shareholder or on such Shareholder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus, or to the extent that any loss, claim, damage, liability or expense described in Section
4.1 results from the fact that a current copy of the prospectus (or, in the case of a prospectus, the prospectus as amended or supplemented) was not sent or given to the Person asserting any such loss, claim, damage, liability or expense at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that it was the responsibility of such Shareholder to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as


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

the case may be) would have cured the defect giving rise to such loss, claim, damage, liability or expense. Shareholders also agree to indemnify and hold harmless any Underwriters of the Registrable Securities, their officers and directors and each person who controls such Underwriters on substantially the same basis as that of the indemnification of SITEL provided in this Section 4.2. As a condition to including Registrable Securities in any registration statement filed in accordance with Article II hereof, SITEL may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities.

         4.3. CONDUCT OF INDEMNIFICATION PROCEEDINGS. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such Person (the "INDEMNIFIED PARTY") shall promptly notify the Person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the Indemnifying Party, upon the request of the Indemnified Party, shall retain counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party and any others the Indemnifying Party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnified Party and the Indemnifying Party and representation of both parties by the same counsel would, in the reasonable judgment of such Indemnified Party, be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but, if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.


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         4.4. CONTRIBUTION.  If the indemnification provided for in this
Article IV is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by SITEL, Shareholders and the Underwriters from the offering of the securities, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of SITEL, the Shareholders and the Underwriters in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by SITEL, the Shareholders and the Underwriters shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by each of SITEL and the Shareholders and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the prospectus, bear to the aggregate public offering price of the securities. The relative fault of SITEL, the Shareholders and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         SITEL and the Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.
The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article IV, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Shareholder shall be required to contribute any amount in excess of the amount by which the net proceeds of the offering (before deducting expenses) received by such Shareholder exceeds the amount of any damages which such Shareholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Shareholder's obligation to contribute pursuant to this Section 4.4 is several in the proportion that the proceeds of the offering received by such Shareholder bears to the total proceeds of the offering received by all such Shareholders and not joint.


                                      ARTICLE V
                                    MISCELLANEOUS

         5.1. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

    if to any Shareholder, to:

         Mitre plc
         Merit House
         Timothy's Bridge
         Stratford-upon-Avon
         Warwickshire CV37 9HY
         Attention:  Peter L.R. Godfrey
         Fax:  44-1789-200238

         with a copy to:

         Taylor Joynson Garrett
         Carmelite
         50 Victoria Embankment
         Blackfriars
         London EC4Y 0DX
         Attention:  Gordon Jackson
         Fax: 44-171-936-2666


    if to SITEL, to:

         SITEL Corporation
         13215 Birch Street
         Suite 100
         Omaha, NE 68164
         Attention:  Chief Financial Officer

         Fax:  (402) 498-2699

         with a copy to:

         Davis Polk & Wardwell
         450 Lexington Avenue
         New York, New York  10017
         Attention:  William L. Rosoff, Esq.
         Fax:  (212) 450-4800


All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt. Failure of copies of notices to be received by the parties to whom such copies are required to be sent shall not affect the deemed receipt of the notice.

         5.2. AMENDMENTS AND WAIVERS. (a) Any provision of this Agreement may be amended or waived, but only if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

         (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         5.3. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, legal representatives and permitted assigns; PROVIDED that no Shareholder may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement other than to a Permitted Transferee.

         5.4. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the law of New York, without reference to its conflicts of laws rules.

         5.5. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         5.6. CONSENT TO JURISDICTION; EXPENSES. (a) Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any Federal Court sitting in New York, New York, or any New York State Court sitting in New York, New York, and each of the parties hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Each of the Shareholders hereby appoints CT Corporation as its authorized agent upon whom process may be served in any suit, action or proceeding referred to herein. Without limiting the foregoing, each party agrees that service of process on such party by any method provided in Section
5.1 shall be deemed effective service of process on such party and consents to the personal jurisdiction of any Federal Court sitting in New York, New York, or any New York State Court sitting in New York, New York.

         (b) In any dispute arising under this Agreement among any of the parties hereto, the costs and expenses (including, without limitation, the reasonable fees and expenses of counsel) incurred by the prevailing party shall be paid by the party that does not prevail.

         5.7. SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable to any extent under applicable law, such provision shall be interpreted as if it were written so as to be enforceable to the maximum possible extent so as to effectuate the parties' intent to the maximum possible extent, and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms to the maximum extent permitted by law.

         5.8. COUNTERPARTS; THIRD PARTY BENEFICIARIES. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         5.9. ENTIRE AGREEMENT. This Agreement, the Share Purchase Agreement,the Escrow Agreement, the Investor Letter and the Tax Covenant constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



                             SITEL CORPORATION


                             By: /s/ Barry S. Major
                                 ------------------------------
                                  Name: Barry S. Major
                                  Title: Chief Financial Officer


                             BURMEL HOLDING NV


                             By: /s/ Henk P. Kruithof
                                 ------------------------------
                                 Name: H. Kruithof
                                 Title: Attorney




                             MERIT GROUP NV


                             By: /s/ Henk P. Kruithof
                                 ------------------------------
                                  Name: H. Kruithof
                                  Title: Director


                                  /s/ Raymond F. Pipe
                                 ------------------------------
                                  Raymond F. Pipe




                                  /s/ Peter L.R. Godfrey
                                 ------------------------------
                                  Peter L.R. Godfrey

                                  /s/ Andrew J. Tillard
                                 ------------------------------
                                  Andrew J. Tillard





                                  /s/ Martin J. Shields
                                 ------------------------------
                                  Martin J. Shields



                                  /s/ MEO Bilton, by her attorney, PLR Godfrey
                                  --------------------------------------------
                                  Margot E.O. Bilton


                                  /s/ K.M. Mather, by her attorney, PLR Godfrey
                                  --------------------------------------------
                                  Katharine M. Mather



                                  /s/ J.C. White, by his attorney, PLR Godfrey
                                  --------------------------------------------
                                  James C. White



                                  /s/ Glenn Hurley
                                  ---------------------------------------
                                  Glenn Hurley



                               /s/ TA Fitzherbert, by his attorney, PLR Godfrey
                               ------------------------------------------------
                               Thomas A. Fitzherbert


                                          17